                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                              ____________________

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               December 20, 1999
                       (Date of earliest event reported)

                          Peerless Systems Corporation
             (Exact name of Registrant as specified in its charter)


        Delaware               000-21287                  95-3732595
(State of incorporation  (Commission File No.) (IRS Employer Identification No.)
   or organization)


                             2381 Rosecrans Avenue
                                 El Segundo, CA
                    (Address of principal executive offices)


                                     90245
                                   (zip code)


                                 (310) 536-0908
              (Registrant's telephone number, including area code)
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Item 5.   Other Events

     On December 20, 1999, the registrant, Peerless Systems Corporation ("Peerless"), consummated its acquisition of HDE, Inc., a Washington corporation ("HDE"). As a result of the transaction, HDE became a wholly owned subsidiary of Peerless, and its name was changed to Peerless Systems Imaging Products, Inc. The amount paid for HDE consisted of the issuance of 890,000 shares of Peerless common stock valued at approximately $7.3 million (the "Merger Consideration") in exchange for all the common stock of HDE outstanding as of the date of consummation. The Merger Consideration was paid to David Glidewell and Gordon Hanson, the sole shareholders of HDE. The transaction will be accounted for as a pooling of interests.


Item 7.    Exhibits.

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
99.1  Press Release of the Registrant, dated December 7, 1999.
99.2  Press Release of the Registrant, dated December 22, 1999.
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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                         PEERLESS SYSTEMS CORPORATION


                               By:     /s/ Carolyn Maduza
                               Name:   Carolyn Maduza
                               Title:  Chief Financial Officer


Date:  December 22, 1999
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                                 EXHIBIT INDEX
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
Exhibit                                Description
-------  -----------------------------------------------------------------------
   99.1  Press Release of the Registrant, dated December 7, 1999.
   99.2  Press Release of the Registrant, dated December 22, 1999.
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